EXHIBIT 23.2

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (333-136574, 333-136574-01, 333-136574-02, 333-136574-03, 333-136574-04 and 333-136574-05) under the caption “Legal Matters.” In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Richards, Layton & Finger PA
Richards, Layton & Finger PA

Wilmington, Delaware

October 5, 2007